SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
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                                 Form 8-K
                              Current Report
                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): October 10, 2003

                            RIVOLI BANCORP, INC.
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             (Exact Name of Registrant as Specified in Charter)

              Georgia                    0-49691              58-2631780
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     (State or other jurisdiction      (Commission        (I.R.S. Employer
         of Incorporation)             File Number)       Identification No.)

      5980 Zebulon Road, Macon, Georgia                        31210
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   (Address of principal executive offices)                  (Zip Code)

   Registrant's telephone number, including area code: (478) 475-5200
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            (Former name or address, if changed since last report)



ITEM 9.    REGULATION FD DISCLOSURE.
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Rivoli BanCorp, Inc. is filing this Form 8-K to announce the results of its operations for the quarter ended September 30, 2003. Net income for the third quarter of 2003 was $350,079, reflecting a $36,615 increase over the $313,464 earned for the quarter ended September 30, 2002. Earnings for the first nine months of 2003 of $882,418 were $30,799 greater than earnings for the same period last year. This increase in income was primarily due to a gain on the sale of securities of $72,582 during the third quarter of 2003.

Total assets of $147.4 million at September 30, 2003 represent an 11.3% increase from total assets at December 31, 2002 and an 11.5% increase from September 30, 2002.

Net interest income (interest earned on loans and investments less interest paid on deposits and other borrowings) for the first nine months of 2003 increased by $187,949, or 5.0%, as compared to the same period in 2002. For the nine months ended September 30, 2003, non-interest income (other fees for services) increased by $191,086 a 20.6% improvement compared to the first nine months of last year. Non-interest operating expense increased by $242,436 or 7.9%, as compared to the first nine months of 2002.

Gross loans at September 30, 2003 totaled $105.7 million, up 6.6% from year-end 2002 and up 12.3% as compared to September 30, 2002. Deposits as of September 30, 2003 were $113.5 million, representing an 8.4% increase over the total as of December 31, 2002 and a 2.4% increase as compared to September 30, 2002.

"Our bank continues to grow, but certainly more slowly in a tighter economy," stated Pat McGoldrick, Rivoli's President and Chief Executive Officer. We have seen a nice increase in loans over the same period last year, and we continue to look for quality lending opportunities. We have recently signed a contract to acquire land for our third branch office in Macon, and plan to begin construction in 2004."

Rivoli BanCorp, Inc. is a one-bank holding company that owns all of the outstanding stock of Rivoli Bank & Trust, which operates two offices in Macon, Georgia.


Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements in this Form 8-K may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "expect," "estimate," "anticipate," "believe," "target," "plan," "project," "continue," or the negatives thereof, or other variations thereon or similar terminology, and are made on the basis of management's plans and current analyses of the company, its business and the industry as a whole. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. The above factors, in some cases, have affected, and in the future could effect, the company's financial performance and could cause actual results for 2003 and beyond to differ materially from those expressed or implied in such forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.



                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RIVOLI BANCORP, INC.

October 9, 2003                           /s/ J. Patrick McGoldrick
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                                          President and Chief Executive Officer